UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 10, 2009
(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          On July 10, 2009, we, and certain of our subsidiaries, entered into collection agency agreements with Rosenthal & Rosenthal, Inc., effective upon the termination of the existing factoring agreement with GMAC Commercial Finance, LLC. The terms “we”, “us” and “our” refer to Steven Madden, Ltd. and its applicable subsidiaries as the context requires.

          Pursuant to the Rosenthal Agreements:

•	Rosenthal will become the sole collection agent with respect to certain of our receivables;

•

Rosenthal will be entitled to receive a base commission of 0.275% of the gross invoice amount of each receivable assigned for collection (plus certain additional fees and expenses), subject to certain minimum annual commissions;

•	Rosenthal will assume the credit risk resulting from the customer’s financial inability to make payment with respect to credit approved receivables;

•	We will bear the credit risk and cost of collection for receivables that we take at our own credit risk and/or that Rosenthal does not approve; and

•

We are granted a credit line that provides for advances and letters of credit, subject in each case to the discretion of Rosenthal. The aggregate amount of advances outstanding may not exceed the lesser of (a) 85% of the aggregate net amount of eligible receivables outstanding, less required reserves and outstanding letters of credit, if any, or (b) $30,000,000, less the outstanding amount of undrawn letters of credit, with a $15,000,000 sub-limit for letters of credit. Advances accrue interest based, at our election, upon either prime rate or LIBOR, and letters of credit are subject to a commission.

          The initial term of the Rosenthal Agreements is twelve months, subject to automatic renewal for additional twelve-month contract periods and may be terminated (i) at any time by Rosenthal on 60 days’ notice; (ii) by us at the end of the initial term or after the initial term on 60 days’ notice; or (iii) by us at any time during the initial term, subject to an early termination fee.

          Our obligations under the Rosenthal Agreements are secured by a security interest and lien on our receivables and other property. We and certain of our subsidiaries have provided cross corporate guarantees to Rosenthal.

          We and our Daniel M. Friedman & Associates, Inc. subsidiary also remain parties to a previously executed collection agency and factoring agreement with Rosenthal relating to certain receivables.

          The foregoing summary is qualified in its entirety by the full text of the Rosenthal Agreements, copies of which are attached hereto as Exhibits 10.1 though 10.6 and incorporated herein by reference; the letter agreement, a copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference; and the cross corporate guarantee, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

          On July 13, 2009, we terminated the GMAC Agreement, effective on September 14, 2009. The GMAC Agreement, which had no specific expiration date and could be terminated effective on or after July 1, 2009 on sixty days’ prior written notice, provided us with a credit facility for advances and letters of credit in an amount equal to the lesser of (i) $50,000,000 or (ii) the Borrowing Base (as defined in the GMAC Agreement), subject to a $25,000,000 sub-limit for letters of credit. The interest rate on the advances has changed from time to time by amendments to the GMAC Agreement, and is currently a variable rate based on the 30-day LIBOR. Under the GMAC Agreement, GMAC is paid a fee that varies depending on the customer of between 0.15% and 0.25% of the gross invoice amount collected by GMAC. Under the GMAC Agreement, GMAC maintains a lien on all of our receivables and the receivables of certain of our subsidiaries to secure our obligations to GMAC, and GMAC assumes the credit risk for all purchased accounts approved by GMAC with certain restrictions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Collection Agency Agreement, dated July 10, 2009, between Steven Madden, Ltd. and Rosenthal.

10.2	Collection Agency Agreement, dated July 10, 2009, between Daniel M. Friedman & Associates, Inc. and Rosenthal.

10.3	Collection Agency Agreement, dated July 10, 2009, between Diva Acquisition Corp. and Rosenthal.

10.4	Collection Agency Agreement, dated July 10, 2009, between Steven Madden Retail, Inc. and Rosenthal.

10.5	Collection Agency Agreement, dated July 10, 2009, between Stevies, Inc. and Rosenthal.

10.6	Collection Agency Agreement, dated July 10, 2009, between SML Acquisition Corp and Rosenthal.

10.7	Letter Agreement, dated July 10, 2009, among Steven Madden, Ltd. and certain subsidiaries and Rosenthal.

10.8	Guarantee, dated July 10, 2009, by Steven Madden, Ltd. and certain subsidiaries in favor of Rosenthal.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2009

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer